     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 1995


                                                       REGISTRATION NO. 33-48996
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ------------------

                                AMENDMENT NO. 4

                                      TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------

                     AIG LIQUIDITY CORP.                                            AMERICAN INTERNATIONAL GROUP, INC.
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          DELAWARE                                                               DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                          PENDING                                                               13-2592361
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                     100 NYALA FARM                                                           70 PINE STREET
               WESTPORT, CONNECTICUT 06880                                               NEW YORK, NEW YORK 10270
                    (203) 222-4700                                                            (212) 770-7000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
   AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)               AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           KATHLEEN E. SHANNON, ESQ.
                      AMERICAN INTERNATIONAL GROUP, INC.
                                70 PINE STREET
                           NEW YORK, NEW YORK 10270
                                (212) 770-7000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                              ------------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
From time to time on or after the effective date of this Registration Statement.
                              ------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                             PROPOSED       PROPOSED
                                                                              MAXIMUM        MAXIMUM
                                                               AMOUNT        OFFERING       AGGREGATE      AMOUNT OF
                TITLE OF EACH CLASS OF                         TO BE         PRICE PER      OFFERING     REGISTRATION
              SECURITIES TO BE REGISTERED                   REGISTERED(1)     UNIT(2)       PRICE(2)        FEE(3)
- ---------------------------------------------------------------------------------------------------------------------
Liquidity Facility Obligations(4).......................      $93,750,000      100%        $93,750,000      $32,328
- ---------------------------------------------------------------------------------------------------------------------
Guarantee Obligations(4)................................      $93,750,000      100%        $93,750,000      $32,328
=====================================================================================================================

(1) Maximum fee receivable by Registrants over the life of the Liquidity Facility Obligations and Guarantee Obligations (collectively, the "Obligations") issued hereunder, estimated as product of (a) $1,500,000,000 (expected maximum amount of principal of and interest on Bonds subject to the Obligations), (b) .0025 (expected maximum per annum fee per $1.00 of principal of and interest on Bonds subject to the Obligations and (c) 25 (expected maximum number of years any Obligations will be outstanding).
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Previously remitted.
(4) This Registration Statement also covers Obligations issued in connection with any remarketing of Bonds purchased by the Registrants or their affiliates.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MARCH 1, 1995


                         LIQUIDITY FACILITY OBLIGATIONS
                                       OF
                              AIG LIQUIDITY CORP.
                                      AND
                             GUARANTEE OBLIGATIONS
                                       OF
                       AMERICAN INTERNATIONAL GROUP, INC.

                  IN SUPPORT OF PAYMENT OF THE PURCHASE PRICE
                           OF TENDERED VARIABLE RATE
                              MUNICIPAL SECURITIES


    AIG Liquidity Corp. ("AIG-LC") may from time to time enter into standby bond purchase agreements (each, a "Standby Agreement") with issuers of or ultimate obligors (each, an "Issuer") in respect of one or more series of variable rate municipal securities (each such issue, a series of "Bonds") and, in some cases, the tender and paying agent (each, a "Tender Agent") for the Bonds and/or the trustee (each, a "Trustee") under the indenture, resolution or ordinance (each, an "Indenture") pursuant to which the Bonds are being or have been issued. The Bonds of each such series, including any Bonds remarketed by a remarketing agent (each, a "Remarketing Agent") as described herein, will be subject, at the option of the holder of the Bonds, to tender for purchase and, under certain circumstances, will be subject to mandatory tender for purchase, in each case at the times and on the terms and conditions set forth in the Indenture for such Bonds. Pursuant to any such Standby Agreement, AIG-LC will be obligated to purchase tendered Bonds which have not been remarketed by a Remarketing Agent as described in, and subject to any conditions described in the accompanying Prospectus Supplement (the "Prospectus Supplement"). Any tendered Bonds so purchased by AIG-LC would again be subject to tender for purchase at the option of the holder if such Bonds are remarketed by the Remarketing Agent. The payment obligations of AIG-LC under each Standby Agreement will be unconditionally guaranteed pursuant to a general guarantee relating to all Standby Agreements and a specific guarantee relating to the relevant Standby Agreement (the general guarantee and each such specific guarantee, a "Guarantee") issued by American International Group, Inc. ("AIG").



    The Prospectus Supplement with respect to a Standby Agreement and a Guarantee will set forth the title of the relevant series of Bonds, the name of the Issuer and any Insurer (as hereinafter defined), a summary of certain terms of the Bonds relevant to the operation of the Standby Agreement and the Guarantee, and specific terms of such Standby Agreement and Guarantee, including whether and under what circumstances the obligations under the Standby Agreement and Guarantee may be suspended or terminated without or prior to a mandatory tender of Bonds.



    This Prospectus and the Prospectus Supplement together constitute an offering of the obligations of AIG-LC under the relevant Standby Agreement (the "Liquidity Facility Obligations") and the obligations of AIG under the relevant Guarantee (the "Guarantee Obligations" and, together with the Liquidity Facility Obligations, the "Obligations") but do not constitute an offering of the Bonds related thereto, which have been or will be offered pursuant to a separate offering document (the "Official Statement"). AIG-LC and AIG undertake no responsibility with respect to the accuracy or completeness of any Official Statement or any information set forth therein. The Obligations may not be traded separately from the Bonds to which they relate. This Prospectus and the Prospectus Supplement may be delivered at the time of initial issuance of the Bonds of a series or the remarketing thereof in connection with the replacement by the Obligations of another liquidity facility in effect with respect to such Bonds and, when appropriately supplemented, if required, may also be delivered in connection with a remarketing of any Bonds purchased by AIG-LC or any affiliate thereof.


    Payment of principal of and interest on the Bonds of a series to which the Obligations relate is solely the obligation of the Issuer and is not insured or guaranteed by AIG-LC, AIG or any affiliate thereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY
       PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
                       FOR NORTH CAROLINA RESIDENTS ONLY

    THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED OF THE OFFERING, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

    This Prospectus may not be delivered unless accompanied by the Prospectus Supplement.


                  The date of this Prospectus is March  , 1995

                             AVAILABLE INFORMATION

     AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., 13th Floor, Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can be obtained by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which AIG's common stock is listed. This Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part, and exhibits thereto which AIG-LC and AIG have filed with the Commission under the Securities Act of 1933 (the "1933 Act"), to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following document has been filed by AIG with the Commission (File No. 0-4652) and is incorporated herein by reference:

          (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1993;


          (2) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;



          (3) AIG's Proxy Statement dated March 30, 1994; and



          (4) AIG's Report on Form 8-K dated February 23, 1995.


     All documents filed pursuant to Section 13(a), 13(c), 14 or 15 of the 1934 Act after the date of this Prospectus and prior to the termination of the Obligations shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     AIG will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents (excluding exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents) referred to above which have been or may be incorporated herein by reference and not furnished herewith. Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-6667.

     This Prospectus constitutes a prospectus with respect to the Obligations of AIG-LC and AIG specified in the Prospectus Supplement. No Registration Statement has been filed under the 1933 Act with respect to the Bonds specified in the Prospectus Supplement.

                         DESCRIPTION OF THE OBLIGATIONS

GENERAL

     Standby Agreements may be entered into from time to time (guaranteed by Guarantees which may be issued from time to time) with respect to one or more series of Bonds specified in the Prospectus Supplement. The Bonds of each series and any municipal bond insurance policy purchased by the Issuer with respect to such Bonds (an "Insurance Policy") have been or will be described in a separate Official Statement of the Issuer. AIG-LC and AIG undertake no responsibility with respect to the accuracy or completeness of any Official Statement or any information set forth therein.

     The obligations of AIG-LC under each Standby Agreement and the obligations of AIG under each Guarantee will rank equally with all other general unsecured and unsubordinated obligations of AIG-LC and AIG, respectively. The Obligations are not being issued pursuant to an indenture.

     In connection with each Standby Agreement, AIG will agree to provide, or cause to be provided, by means of capital contributions, purchases of assets, loans or otherwise, funds to AIG-LC to the extent necessary to enable AIG-LC to meet its obligations under the Standby Agreement. Any such agreement to provide or cause to be provided funds will be solely for the benefit of and enforceable by AIG-LC and AIG.


     AIG depends on its subsidiaries for cash flow in the form of loans, advances and dividends. Some AIG subsidiaries, namely those in the insurance business, are subject to regulatory restrictions on the amount of dividends which can be issued to AIG. These restrictions vary by state. For example, unless permitted by the New York Superintendent of Insurance, general insurance companies domiciled in New York may not pay dividends to shareholders which in any twelve month period exceed the lesser of 10 percent of the company's statutory policyholders' surplus or 100 percent of its "adjusted net investment income," as defined. Generally, less severe restrictions applicable to both general and life insurance companies exist in most of the other states in which AIG's insurance subsidiaries are domiciled. Certain foreign jurisdictions have restrictions which generally cause only a temporary delay in the remittance of dividends. There are also various local restrictions limiting cash loans and advances to AIG by its subsidiaries. Largely as a result of the restrictions, approximately 53 percent of consolidated capital funds were restricted from immediate transfer to AIG at December 31, 1993.


     The Prospectus Supplement will set forth the specific terms of the Obligations in respect of which this Prospectus is being delivered, including among other things: (1) the timing, terms and method of purchase of Bonds to which such Obligations relate under the Standby Agreement; (2) whether and under what circumstances such Obligations will be terminable without, prior to or after a mandatory tender for purchase of the related Bonds; (3) any limitations on the rights of AIG-LC to resell Bonds purchased by AIG-LC under the Standby Agreement; (4) the commitment fee payable to AIG-LC under the Standby Agreement; and (5) any other relevant terms of the Standby Agreement and the Guarantee. The term of each Standby Agreement shall be set forth in the Prospectus Supplement, and will be at least 360 days, unless the final maturity of the Bonds occurs prior to the end of such 360 day period, in which case the term of the Standby Agreement would end on the date of such final maturity of the Bonds. See "Tender of Bonds -- Mandatory Tender."

     The Prospectus Supplement will also specify the following terms of the Bonds to which the Obligations relate: (1) the Issuer and title of such Bonds;
(2) the aggregate principal amount of such Bonds; and (3) certain other terms of the Bonds or any Insurance Policy relevant to the operation of the Standby Agreement or the Guarantee.


     Neither AIG-LC nor AIG will be responsible for the payment of the principal of, premium, if any, or interest on the Bonds of any series. Under certain circumstances, the Obligations with respect to the purchase of Bonds of any series may be terminated or suspended upon an Event of Default (as defined in the relevant Standby Agreement and described in the Prospectus Supplement). See "The Standby Agreements -- Events of Default and Nature of Obligations."

     Each holder of Bonds will be responsible for acting individually with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or other amendments pertaining to the Bonds, enforcing covenants and taking action upon a default.

     The following descriptions under "Tender of Bonds," "The Standby Agreements" and "The Guarantees" are general in nature and qualified in their entirety by reference to, and may be superseded to the extent described in, the Prospectus Supplement relating to any particular series of Bonds.

TENDER OF BONDS

  Tender Option

     The Bonds of each series will be subject, at the option of the holder of the Bonds, to tender for purchase with funds available to the Tender Agent (the "Tender Option"). The terms of the Bonds of a series may permit such tenders at any time upon notice or at specified times relating to the reset of the interest rate with respect to the Bonds of such series. On the date on which the Bonds of any series are issued and on each interest reset date for such Bonds, in general, the Remarketing Agent will determine the interest rate for the Bonds which is necessary to remarket tendered Bonds at a price equal to 100% of the principal amount thereof plus any accrued interest. The Bonds will bear interest at such rate for the next succeeding interest rate period. Tenders of the Bonds will be made to the Tender Agent for purchase at a price equal to 100% of the principal amount thereof plus any accrued interest to the date of tender (the "Purchase Price").

  Mandatory Tender

     Bonds with respect to which the interest rate period has been changed or which have been converted to a fixed rate may be subject to mandatory tender to the Tender Agent for purchase. In addition, the Bonds may be subject to mandatory tender for purchase immediately prior to the termination or expiration of the relevant Standby Agreement, unless the Issuer makes provision for the delivery of an alternate liquidity facility meeting the criteria of the Indenture. Unless otherwise provided in the Prospectus Supplement, if such Bonds are not delivered when due for tender, they will nevertheless be deemed to be tendered and purchased at the Purchase Price with funds available to the Tender Agent.

THE STANDBY AGREEMENTS

     Each Standby Agreement will be entered into concurrently with or subsequent to the original issuance of the Bonds described in the Prospectus Supplement, in either case as set forth in the Prospectus Supplement, and will expire on the stated termination date set forth in the Prospectus Supplement unless earlier terminated upon the conditions set forth in the Prospectus Supplement.

  Method of Purchase of Bonds by AIG-LC


     On the purchase date for the Bonds of any series, the Tender Agent or the Trustee as set forth in the Prospectus Supplement shall give AIG-LC notice of the aggregate Purchase Price of that portion of the tendered Bonds of such series that remain unsold. After receipt of such notice, AIG-LC shall (unless its obligations have been terminated or suspended and subject to any conditions described in the Prospectus Supplement, including its Available Commitment as set forth therein), by the time set forth in the Prospectus Supplement, make such amount available to the party so designated in the Prospectus Supplement, in immediately available funds or such other funds as shall be permitted as described in the Prospectus Supplement. As soon as practicable thereafter, but in any event not later than the time set forth in the Prospectus Supplement on each purchase date, the Tender Agent will be required under the Indenture to purchase such Bonds, for the account of AIG-LC, at the Purchase Price. The Tender Agent will be required to remit to AIG-LC such funds which are not so used to purchase tendered Bonds.


     During the period that the Bonds are owned by AIG-LC or a qualified purchaser from AIG-LC (including AIG), such Bonds will bear interest at a rate based on a reference rate or an index as described in the Prospectus Supplement, subject in certain cases to a maximum rate, or will bear interest as otherwise described in the Prospectus Supplement. AIG-LC or its affiliates may, to hedge its interest rate exposure in connection therewith, enter into interest rate swaps or similar transactions that would have the effect of converting interest on the purchased Bonds into a LIBOR based rate (subject in certain cases to no such maximum rate or to a different maximum rate). Unless otherwise set forth in the Prospectus Supplement, the Remarketing Agent will have a continuing obligation to use its best efforts to find purchasers for any Bonds owned by AIG-LC or such qualified purchaser.

     The Indenture will in general provide that if sufficient funds are duly deposited on such date, then such Bond shall be deemed to have been purchased for all purposes under the related Indenture and that thereafter such holder will have no further rights under the related Indenture, except to receive the Purchase Price from the funds so deposited upon surrender thereof. Neither AIG-LC nor AIG will have any liability to a holder for the failure by the Tender Agent to apply funds received by it to the Purchase Price of the related Bonds.

  Amount of Commitment


     Except as otherwise described in the Prospectus Supplement, each Standby Agreement will have an initial stated amount which is equal to the sum of (a) the aggregate principal amount of the Bonds and (b) an amount at least equal to the interest that would accrue on the Bonds during the period specified in the Prospectus Supplement, computed as though the Bonds bore interest at the maximum rate of interest permitted to be borne by the Bonds for such period as set forth in the related Prospectus Supplement (collectively, the "Available Commitment").



     Upon the purchase of any Bonds under a Standby Agreement, the Available Commitment will be adjusted as described in the Prospectus Supplement.


  Events of Default and Nature of Obligations

     Unconditional Obligations


     If the Liquidity Facility Obligations are unconditional, as described in the Prospectus Supplement, the occurrence and continuance of certain Events of Default (as defined in the Standby Agreement and described in the Prospectus Supplement) shall, except as otherwise described in the Prospectus Supplement, give AIG-LC the right to terminate its obligations under the Standby Agreement upon written notice to the Issuer and Tender Agent specifying a date on which the Standby Agreement shall terminate. In such event, a mandatory tender of the Bonds may take place pursuant to the Indenture prior to the date specified for termination and AIG-LC will be obligated, subject to the terms and conditions of the Standby Agreement and except as otherwise described in the Prospectus Supplement, to provide funds for the payment of the Purchase Price of tendered Bonds that are not remarketed.


     Conditional Obligations


     If the Liquidity Facility Obligations are conditional, as described in the Prospectus Supplement, the occurrence and continuance of certain Events of Default will, except as otherwise described in the Prospectus Supplement, result in either immediate suspension or termination of AIG-LC's obligation to purchase without further action by AIG-LC or give AIG-LC the right to suspend or terminate its obligations under the Standby Agreement. In such event, except as otherwise described in the Prospectus Supplement, either no mandatory tender of Bonds will take place prior to such a suspension or termination or if a mandatory tender does occur the Standby Agreement will have terminated prior to the purchase date. Except as otherwise described in the Prospectus Supplement, neither AIG-LC nor AIG will be obligated to provide funds for the payment of the Purchase Price of tendered Bonds during such a suspension or following such termination.


  Obligation of Tender Agent to Obtain Funds Under the Standby Agreement

     The Tender Agent will be entitled under the Standby Agreement to demand funds for the payment of Purchase Price and the Standby Agreement will expressly provide that the Standby Agreement is for the benefit of the Tender Agent. The Indenture will provide that the Tender Agent is obligated to take such actions as may be necessary to obtain immediately available funds on each Purchase Date under the Standby Agreement sufficient in amount to enable the Tender Agent to pay the Purchase Price on such Purchase Date.


THE GUARANTEES



     The payment obligations of AIG-LC under each Standby Agreement will be unconditionally guaranteed by AIG pursuant to a Guarantee. Each Guarantee will terminate upon the termination of AIG-LC's obligations pursuant to the relevant Standby Agreement.


                              AIG LIQUIDITY CORP.

     AIG Liquidity Corp. was incorporated on June 29, 1992 in the State of Delaware. All outstanding capital stock of AIG-LC is owned by AIG. AIG-LC's principal executive offices are located at 100 Nyala Farm, Westport, Connecticut 06880, Telephone No. (203) 222-4700.

     The business of AIG-LC consists of providing liquidity for the payment of the tender price of certain variable rate municipal securities through Standby Agreements and certain related activities.

                       AMERICAN INTERNATIONAL GROUP, INC.

     American International Group, Inc., a Delaware corporation ("AIG"), is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both general and life insurance operations. Other significant activities are financial services and agency and service fee operations. The principal executive offices of AIG are located at 70 Pine Street, New York, New York 10270, telephone (212) 770-7000.

     The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated:

         YEARS ENDED DECEMBER 31
- -----------------------------------------
1993     1992     1991     1990     1989
- -----    -----    -----    -----    -----
 3.08     2.67     3.00     3.63     4.31

Earnings represent income from operations before income taxes and cumulative effect of accounting changes plus fixed charges less capitalized interest and the equity in undistributed income of less than fifty percent owned persons. Fixed charges include interest, whether expensed or capitalized, and one-third of rental expense, which is the proportion deemed representative of the interest factor.

     The decline in the ratios over the period from 1989 to 1992 is primarily the result of the inclusion of the fixed charges and operating results of AIG Financial Products Corp. and its subsidiaries ("AIG-FP") which structures borrowings through guaranteed investment agreements and engages in other complex financial transactions, including interest rate and currency swaps. In the course of its business, AIG-FP enters into borrowings that are primarily used to purchase assets that yield rates greater than the rates on the borrowings with the intent of earning a profit on the spread and to finance the acquisition of securities utilized to hedge certain transactions. Due to the comparable level of interest costs for 1993 and 1992 and the growth in earnings, the ratio shown has increased in 1993. The pro forma ratios of earnings to fixed charges, excluding the effects of the operating results of AIG-FP, are 5.66, 5.15, 5.40,
7.27 and 10.10 for 1993, 1992, 1991, 1990 and 1989, respectively. As AIG-FP will continue to be a subsidiary, AIG expects that these ratios will continue to be lower than they would be if the fixed charges and operating results of AIG-FP were not included therein.

                                USE OF PROCEEDS

     In consideration for issuing the Liquidity Facility Obligations, AIG-LC will receive fees from the Issuer described in the relevant Prospectus Supplement. AIG-LC expects that any such fees so received would be transferred to AIG or an affiliate of AIG by means of dividends, loans or otherwise and used by AIG or such affiliate for general corporate purposes. Except as otherwise described in the Prospectus Supplement relating to a particular series of Bonds, AIG will not receive separate fees from the Issuer of such Bonds in consideration for issuing the Guarantee Obligations.

                              PLAN OF DISTRIBUTION

     The Obligations will be offered from time to time in connection with the initial issuance of the Bonds of any series or the remarketing thereof in connection with the replacement by the Obligations of another liquidity facility in effect with respect to such Bonds. The Obligations may not be traded separately from the Bonds specified in the Prospectus Supplement. Such Bonds have been or will be offered pursuant to a separate Official Statement through any underwriters or agents named therein. AIG-LC and AIG undertake no responsibility with respect to the accuracy or completeness of any Official Statement or any information set forth therein.


     Payment of principal of and interest on the Bonds of a series to which the Liquidity Facility Obligations relate is solely the obligation of the Issuer and is not insured or guaranteed by AIG-LC, AIG or any affiliate thereof.


                            VALIDITY OF OBLIGATIONS

     Unless otherwise specified in the Prospectus Supplement relating to any Obligations, the validity of the Liquidity Facility Obligations will be passed upon for AIG-LC by Mudge Rose Guthrie Alexander & Ferdon, New York, New York and the validity of the Guarantee Obligations will be passed upon for AIG by Kathleen E. Shannon, Esq., Vice President and Senior Counsel of AIG. Carla Hills, a director of AIG, is a partner of Mudge Rose Guthrie Alexander & Ferdon.

                                    EXPERTS

     The consolidated financial statements of AIG and its subsidiaries and the related financial statement schedules included in its Annual Report on Form 10-K for the year ended December 31, 1993, incorporated herein by reference, are so incorporated in reliance upon the report of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    Registration Fee..........................................................   $ 32,328
    Printing and Engraving....................................................     15,000
    Legal Fees and Expenses...................................................    530,000
    Rating Agency Fees........................................................        N/A
    Miscellaneous.............................................................        N/A
                                                                                 --------
              Total...........................................................   $577,328
                                                                                 ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Restated Certificate of Incorporation of AIG provides:

          "The Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other enterprise at the request of the Company."

     The Certificate of Incorporation of AIG-LC provides:

          "The Corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise at the request of the Corporation."

     Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of the registrant in the event of pending or threatened civil, criminal administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the registrant. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, AIG and its subsidiaries maintain a directors' and officers' liability insurance policy.

ITEM 16.  EXHIBITS


        *4.1  Form of Standby Bond Purchase Agreement to be entered into by AIG-LC
         4.2  Form of Specific Guarantee of American International Group, Inc.
         4.3  Form of General Guarantee of American International Group, Inc.
        *5.1  Opinion of Mudge Rose Guthrie Alexander & Ferdon with respect to the Liquidity
              Facility Obligations
        *5.2  Opinion of Kathleen E. Shannon, Esq. with respect to the Guarantee Obligations
       *10    Form of Letter Agreement to be entered into by AIG-LC and AIG relating to a
              Standby Bond Purchase Agreement
        12    Computation of ratio of earnings to fixed charges (filed as exhibit to Annual
              Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference)
        23.1  Consent of Coopers & Lybrand, independent accountants
       *23.2  Consent of Mudge Rose Guthrie Alexander & Ferdon (included in Exhibit 5.1)
       *23.3  Consent of Kathleen E. Shannon, Esq. (included in Exhibit 5.2)
        24.1  Power of Attorney for American International Group, Inc. (included on the
              signature page      hereof)
        28    Information from reports furnished to state insurance regulatory authorities
              (filed as exhibit to Annual Report on Form 10-K for the year ended December 31,
              1993 and incorporated herein by reference)


- ---------------
     * Previously filed.

ITEM 17.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in a periodic report filed by AIG pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference,

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed by AIG pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference, and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of AIG's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of AIG or AIG-LC pursuant to the foregoing provisions, or otherwise, AIG and AIG-LC have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AIG or AIG-LC of expenses incurred or paid by a director, officer or controlling person of AIG or AIGLC in the successful defense of any action, suit or proceeding) is asserted against AIG or AIG-LC by such director, officer or controlling person in connection with the securities being registered, AIG or AIG-LC, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WESTPORT, STATE OF CONNECTICUT, ON THE 1ST DAY OF MARCH, 1995.


                                          AIG LIQUIDITY CORP.

                                          By:    /s/  JOSEPH J. CASSANO
                                             -----------------------------
                                                   JOSEPH J. CASSANO,
                                                   MANAGING DIRECTOR,
                                             VICE PRESIDENT, AND TREASURER

                            ------------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                TITLE                         DATE
                ---------                                -----                         ----

         /s/  EDWARD E. MATTHEWS                 Director and Co-Chairman           March 1, 1995
     -------------------------------
           (EDWARD E. MATTHEWS)

       /s/  PETROS K. SABATACAKIS                 Director and Co-Chairman          March 1, 1995
     -------------------------------           (Principal Executive Officer)
         (PETROS K. SABATACAKIS)

          /s/  JOSEPH J.  CASSANO                    Managing Director,             March 1, 1995
     -------------------------------            Vice President, and Treasurer
           (JOSEPH J. CASSANO)                      (Principal Financial
                                                    Officer and Principal
                                                     Accounting Officer)


          /s/  THOMAS R. SAVAGE                    Managing Director and            March 1, 1995
     -------------------------------                   Vice President
           (THOMAS R. SAVAGE)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK, ON THE 1ST DAY OF MARCH, 1995.


                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By        /s/  M.R. GREENBERG*
                                           -------------------------------------
                                                (M.R. GREENBERG, CHAIRMAN)

                            ------------------------

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M.R. Greenberg, Edward E. Matthews and Howard I. Smith, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                            ------------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                     TITLE                                  DATE
                ---------                                     -----                                  ----

           /s/  M.R. GREENBERG*                        Chairman and Director                      March 1, 1995
- ------------------------------------------         (Principal Executive Officer)
             (M.R. GREENBERG)


          /s/  EDWARD E. MATTHEWS                    Vice Chairman and Director                   March 1, 1995
- ------------------------------------------         (Principal Financial Officer)
             (EDWARD E. MATTHEWS)

          /s/  HOWARD I. SMITH                          Senior Vice President                     March 1, 1995
- ------------------------------------------                 and Comptroller
             (HOWARD I. SMITH)                     (Principal Accounting Officer)


         /s/  M. BERNARD AIDINOFF*                            Director                            March 1, 1995
- ------------------------------------------
           (M. BERNARD AIDINOFF)

                                                              Director
- ------------------------------------------
             (LLOYD BENTSEN)

         /s/  MARSHALL A. COHEN*                              Director                            March 1, 1995
- ------------------------------------------
            (MARSHALL A. COHEN)

                      SIGNATURE                       TITLE                        DATE
                      ---------                       -----                        ----
            /s/  BARBER B. CONABLE, JR.*            Director                   March 1, 1995
           ------------------------------
              (BARBER B. CONABLE, JR.)

             /s/  MARTIN S. FELDSTEIN*              Director                   March 1, 1995
           ------------------------------
                (MARTIN S. FELDSTEIN)

               /s/  HOUGHTON FREEMAN*               Director                   March 1, 1995
           ------------------------------
                 (HOUGHTON FREEMAN)

                /s/  LESLIE L. GONDA*               Director                   March 1, 1995
           ------------------------------
                  (LESLIE L. GONDA)

                                                    Director
           ------------------------------
                    (CARLA HILLS)


               /s/  FRANK HOENEMEYER*               Director                   March 1, 1995
           ------------------------------
                   (FRANK HOENEMEYER)

                /s/  JOHN I. HOWELL*                Director                   March 1, 1995
           ------------------------------
                    (JOHN I. HOWELL)

               /s/  DEAN P. PHYPERS*                Director                   March 1, 1995
           ------------------------------
                   (DEAN P. PHYPERS)

               /s/  JOHN J. ROBERTS*                Director                   March 1, 1995
           ------------------------------
                   (JOHN J. ROBERTS)

              /s/  ERNEST E. STEMPEL*               Director                   March 1, 1995
           ------------------------------
                (ERNEST E. STEMPEL)

               /s/  THOMAS R. TIZZIO*               Director                   March 1, 1995
           ------------------------------
                 (THOMAS R. TIZZIO)

       *By:    /s/  HOWARD I. SMITH
           ------------------------------
                 (HOWARD I. SMITH)
                (ATTORNEY-IN-FACT)

- --------------------------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                    (TO PROSPECTUS DATED FEBRUARY   , 1995)

- --------------------------------------------------------------------------------

                                  $100,000,000
                             (SUBJECT TO REDUCTION)
                         AVAILABLE PRINCIPAL COMMITMENT
                                      AND
                                 $1,438,356.10
                             (SUBJECT TO REDUCTION)
                         AVAILABLE INTEREST COMMITMENT

                         LIQUIDITY FACILITY OBLIGATIONS
                                       OF
                              AIG LIQUIDITY CORP.
                                      AND
                             GUARANTEE OBLIGATIONS
                                       OF
                       AMERICAN INTERNATIONAL GROUP, INC.

                          IN SUPPORT OF THE PAYMENT OF
                           PURCHASE PRICE OF TENDERED
                               [MUNICIPAL ISSUER
                                 REVENUE BONDS]


Date of the Bonds: July 1, 1995         Maturity Date of the Bonds: July 1, 2020


Date of Expiration of Obligations: June 30, 1996     First Possible Tender Date:
July 8, 1995

  (unless extended or sooner terminated)


     The [Municipal Issuer Revenue Bonds] (the "Bonds"), bearing interest at a variable weekly rate, are subject to optional and mandatory tender for purchase to [Tender Agent], as tender agent for the Bonds (the "Tender Agent"), as described herein. Payment by the Tender Agent of the purchase price of Bonds (in an amount equal to the principal amount of the Bonds plus accrued interest thereon in an amount not to exceed 35 days' accrued interest assuming the maximum rate of 15% per annum) tendered for purchase and not remarketed by [Remarketing Agent], as remarketing agent or its successor (the "Remarketing Agent"), as described herein will be supported by the payment obligations under the Standby Bond Purchase Agreement dated as of July 1, 1995 (the "Standby Agreement") provided by


                              AIG LIQUIDITY CORP.

which obligations are unconditionally guaranteed by

                       AMERICAN INTERNATIONAL GROUP, INC.


     The payment obligations of AIG Liquidity Corp. ("AIG-LC") under the Standby Agreement (the "Liquidity Facility Obligations") and the unconditional guarantee thereof by American International Group, Inc. ("AIG") (the "Guarantee Obligation", and together with the Liquidity Facility Obligations, the "Obligations") are not being offered separately from the Bonds, which are being offered pursuant to a separate Official Statement of [Municipal Issuer] (the "Issuer"). The Obligations will expire on June 30, 1996 unless extended or sooner terminated as described herein. The Obligations are not severable from the Bonds and may not be separately traded. The Bonds are obligations solely of the Issuer and are not issued or guaranteed by AIG-LC or AIG. This Prospectus Supplement is being delivered in connection with the initial issuance of the Bonds and, when appropriately supplemented, may also be delivered in connection with any remarketing of the Bonds purchased by AIG-LC under the Standby Agreement.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              [REMARKETING AGENT]
                               REMARKETING AGENT
                            ------------------------


         The date of this Prospectus Supplement is             , 1995.

                                  INTRODUCTION


     AIG-LC has entered into the Standby Agreement with the Issuer. Pursuant to the Standby Agreement, AIG-LC will be obligated, subject to certain conditions hereinafter described, to purchase at a purchase price (the "Purchase Price") equal to the aggregate principal amount thereof plus interest accrued and unpaid thereon to the purchase date all the Bonds which have been tendered to the Tender Agent for purchase but not remarketed by the Remarketing Agent. Any tendered Bonds so purchased by AIG-LC would again be subject to tender for purchase at the option of the holder if such Bonds are remarketed by the Remarketing Agent. The payment obligations of AIG-LC under the Standby Agreement are unconditionally guaranteed by AIG pursuant to a Guarantee, dated as of July 1, 1995 (the "Guarantee"). The Trustee under the Indenture for the Bonds (currently [Trustee]) and the Remarketing Agent are not parties to the Obligations. The Obligations will expire on June 30, 1996 unless extended or sooner terminated as hereinafter described.


     All capitalized terms used herein and not otherwise defined herein or in the Prospectus have the meanings set forth in Appendix A.

                              PLAN OF DISTRIBUTION


     The Obligations are not being sold separately from the Bonds, which are being initially offered pursuant to the Official Statement of the Issuer dated
            , 1995 relating to the Bonds (the "Official Statement"). AIG-LC and AIG undertake no responsibility with respect to the accuracy or completeness of the Official Statement or any information set forth therein.


                                   THE BONDS


     The Bonds will be issued on             , 1995 pursuant to the Issuer's
Trust Indenture, dated as of July 1, 1995, between the Issuer and the Trustee (the "Indenture") in fully registered form in the aggregate principal amount of $100,000,000 and mature on July 1, 2020.


     The Bonds will initially bear interest at the Weekly Interest Rate. The Weekly Interest Rate is a rate equal to the rate determined by the Remarketing Agent to be the minimum interest rate which would enable the Remarketing Agent to sell such Bonds at the time of such determination at a price equal to the principal amount thereof, plus accrued interest, if any. Interest on the Bonds purchased by AIG-LC pursuant to the Standby Agreement will bear interest at the Purchased Bonds Rate so long as they constitute Purchased Bonds (as defined in Appendix A). The maximum interest rate on the Bonds (including Purchased Bonds) at any time shall be 15% per annum. The Purchased Bonds Rate (defined generally as the Base Rate subject to adjustment in certain circumstances to 2% above the Base Rate) will normally be higher than the Weekly Interest Rate. The Indenture provides that the Issuer may elect at any time to convert the Weekly Interest Rate to a rate fixed to the maturity of the Bonds (the "Fixed Interest Rate") determined by the Remarketing Agent upon delivery of Favorable Opinions of Bond Counsel (as defined in Appendix A). Neither AIG-LC nor AIG will participate in the determination of any Weekly Interest Rate or the Fixed Interest Rate, and under the Indenture the determination by the Remarketing Agent of each Weekly Interest Rate and the Fixed Interest Rate is conclusive and binding upon the Remarketing Agent, the Trustee, the Standby Purchaser, any insurer of the Bonds, the Issuer, the Tender Agent and the owners of the Bonds.

     The Bonds are subject to mandatory and optional redemption prior to maturity and to optional and mandatory tender for purchase under the circumstances set forth in the Indenture and described in the Official Statement.

     Concurrently with the issuance of the Bonds, [Insurer] ("the Insurer") will issue its Municipal Bond Insurance Policy which unconditionally guarantees the regularly scheduled payment of the principal (when due at maturity or upon any mandatory sinking fund redemption) of and interest on the Bonds (the "Policy"), including interest at the Purchased Bonds Rate. The Policy does not guarantee payment of the Purchase Price of tendered Bonds.

     Neither AIG-LC nor AIG is responsible for payment of the principal of or interest due on the Bonds.

                               STANDBY AGREEMENT

AVAILABLE COMMITMENT; PURCHASE PERIOD

     Under the Standby Agreement, the Available Principal Commitment, which is initially equal to $100,000,000, will be available, subject to certain conditions hereinafter described, for the portion of the Purchase Price representing principal of the Bonds, and the Available Interest Commitment, which is initially equal to $1,438,356.10, will be available, subject to certain conditions hereinafter described, for the portion of the Purchase Price representing interest on the Bonds (which amount represents 35 days' accrued interest thereon assuming the maximum rate of 15% per annum). The Available Principal Commitment and the Available Interest Commitment are subject to adjustment from time to time as set forth in the definition of such terms in Appendix A.


     The obligation of AIG-LC to provide funds to purchase tendered Bonds pursuant to the Standby Agreement will be effective for the period (the "Purchase Period") commencing on the date the Standby Agreement becomes effective and ending on the earliest of: (a) June 30, 1996 or such later expiry date as may become effective pursuant to the terms of the Standby Agreement, (b) the date of receipt by AIG-LC of a certificate purportedly signed by an officer of the Tender Agent stating that the Purchase Period has been terminated pursuant to the terms of the Indenture because (i) an Alternate Standby Agreement has been provided under the Indenture or (ii) no Bonds remain Outstanding, (c) the day after AIG-LC receives notice from an officer of the Tender Agent regarding the effective date of the Fixed Interest Rate Period for all the Bonds or the day after the Fixed Interest Rate takes effect, whichever occurs last, (d) the date specified in a written notice delivered by the Issuer to AIG-LC that the Purchase Period has been terminated pursuant to the Standby Agreement or (e) the date of termination of the Available Commitment and AIG-LC's obligation to purchase Bonds following certain events of default under the Standby Agreement, as described herein. No extension of the Purchase Period shall take effect under the Standby Agreement unless agreed to in writing by AIG-LC.


FUNDING OF PURCHASE OF TENDERED BONDS BY THE TENDER AGENT FOR THE ACCOUNT OF AIG-LC

     During the Purchase Period, in the event the Remarketing Agent has notified the Tender Agent that it has not remarketed all of the Bonds that have been tendered or are deemed tendered for purchase on any purchase date in accordance with the terms of the Indenture, the Tender Agent shall give AIG-LC notice no later than 11:30 a.m. (New York City time) on such purchase date of the aggregate Purchase Price of tendered Bonds required to be purchased pursuant to the Standby Agreement. After receipt of such notice, AIG-LC will, by 3:00 p.m. (New York City time) on the purchase date, make such amount available to the Tender Agent in immediately available funds for the payment of Purchase Price of such Bonds (as further defined in Appendix A, the "Purchased Bonds") by the Tender Agent for the account of AIG-LC. The aggregate amount of the Purchase Price comprising interest on any date of purchase shall not exceed the lesser of
(i) the Available Interest Commitment and (ii) the actual amount of interest accrued on the Bonds so purchased. In no event may the Available Interest Commitment be available for or used for the payment of interest on Purchased Bonds at the Purchased Bonds Rate.

PURCHASED BONDS

     Sale of Purchased Bonds. AIG-LC expressly reserves the right to sell, at any time, any Purchased Bond subject, however, to the express terms of the Standby Agreement. AIG-LC agrees that such sales of Purchased Bonds (other than sales following a remarketing thereof by the Remarketing Agent) will be made only to institutional investors or other entities or individuals which customarily purchase commercial paper or tax-exempt securities in large denominations. AIG-LC shall provide the Tender Agent with the written agreement of each Purchased Bondholder purchasing a Purchased Bond from the Purchaser (i) acknowledging the terms of the Standby Agreement relating to Purchased Bonds and
(ii) agreeing not to sell such Purchased Bond except for sales to AIG-LC, sales to a purchaser identified by the Remarketing Agent pursuant to the Standby Agreement and sales made in accordance with the terms of the Standby Agreement applicable to sales of Purchased Bonds by AIG-LC.

     Remarketing of Purchased Bonds. The Remarketing Agent is authorized to sell Purchased Bonds received by the Tender Agent on behalf of AIG-LC (and any subsequent owner of the Purchased Bonds, as provided in the Standby Agreement) pursuant to the Indenture at a price which, together with moneys to be provided under the Indenture, will equal the principal amount thereof plus interest accrued and unpaid thereon to the date of sale. Notwithstanding the foregoing or anything else contained in the Standby Agreement, AIG-LC or such purchasers will have the right, by notice to the Remarketing Agent, to elect not to sell the Purchased Bonds or any portion thereof. After any such sale by the Remarketing Agent, or any such election not to sell the Purchased Bonds or any portion thereof, the Purchased Bonds so sold or as to which such election is made will cease to bear interest at the Purchased Bonds Rate and will bear the Weekly Interest Rate provided for in the Indenture.

COMMITMENT FEE


     The Issuer has agreed that it will be responsible for and will pay to AIG-LC a commitment fee under the Standby Agreement equal to .25% per annum commencing on the Closing Date and continuing for the duration of the Purchase Period on the average daily amount of the Available Commitment during the relevant payment period. Such fee shall be payable in immediately available funds in arrears on each January 1, April 1, July 1 and October 1, commencing October 1, 1995.


EVENTS OF DEFAULT; TERMINATION OF STANDBY AGREEMENT BY AIG-LC

     Each of the following will constitute an event of default under the Standby
Agreement:

          (a) any principal or interest due on the Bonds is not paid by the Issuer when due and such principal or interest is not paid by the Insurer when, as, and in the amounts required to be paid pursuant to the terms of the Policy;

          (b) nonpayment of the commitment fee or the purchase demand fee payable under the Standby Agreement within five Business Days after the Insurer and the Issuer have received notice from AIG-LC that the same were not paid when due;

          (c) nonpayment of any other fees, or any other amount, when due under the Standby Agreement, if such failure to pay when due shall continue for seven Business Days after written notice thereof to the Issuer and the Insurer by AIG-LC;

          (d) any representation or warranty made by the Issuer under or in connection with the Standby Agreement or any of the Bond Documents shall prove to be untrue in any material respect on the date as of which it was made;

          (e) the breach by the Issuer of any of the terms or provisions of the negative covenants in the Standby Agreement;

          (f) a proceeding is instituted in a court having jurisdiction over the Issuer, any of its activities or any of its properties seeking an order for relief, rehabilitation, reorganization, conservation, liquidation or dissolution in respect of the Issuer under applicable law and such proceeding is not terminated for a period of 60 consecutive days or such court enters an order granting the relief sought in such proceeding or the Issuer shall institute or take any corporate action for the purposes of instituting any such proceeding; or the Issuer shall become insolvent or unable to pay its debts as they mature or shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Issuer, or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts or claims as they become due, or shall take any corporate action in furtherance of any of the foregoing;

          (g) (1) the Issuer shall default in any payment of principal of or interest on any obligation for borrowed money (or of any obligation under conditional sale or other title retention agreement or of any obligation secured by purchase money mortgage or of any obligation under notes payable or drafts accepted representing extensions of credit) payable from the Pledged Revenues (as defined in the Indenture) beyond any period of grace provided with respect thereto; or (2) the Issuer shall default in the performance or observance of any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event of default thereunder or under such agreement shall occur and be continuing) and the effect of such event of default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity;

          (h) the failure on the part of the Issuer to perform or observe any other term, covenant or agreement contained in the Standby Agreement or any of the other Bond Documents on its part to be performed or observed and (a) with respect to any such term, covenant or agreement contained in the Standby Agreement (other than any of the terms or provisions of the affirmative covenants or the negative covenants), any such failure remains unremedied for 30 days; and (b) with respect to any such term, covenant or agreement contained in any of the other Bond Documents, any such failure remains unremedied after any applicable grace period specified in such Bond Document;

          (i) the Indenture shall terminate or cease to be of full force and effect, other than as a result of any redemption or defeasance in full of the Bonds; or the Issuer shall in writing to the Trustee claim that its obligations under the Bonds, the Indenture, any Bond Document or the Standby Agreement are not valid and binding on the Issuer or repudiate such obligations; or the Issuer shall initiate any legal proceedings to seek an adjudication that any such obligations are not valid and binding on the Issuer; or any court or governmental authority with jurisdiction to rule on the validity of such obligations shall announce, find or rule that any such obligations are not valid and binding on the Issuer;

          (j) the occurrence of any "Event of Default" as defined in the Indenture;

          (k) the occurrence of an Insurer Event of Insolvency;

          (l) the President or an Executive Vice President of the Insurer shall in writing to the Trustee claim that the Policy with respect to the payment of principal of or interest on the Bonds is not valid and binding on the Insurer, and repudiate the obligations of the Insurer under the Policy with respect to payment of principal of or interest on the Bonds, or the Insurer shall initiate any legal proceedings to seek an adjudication that the Policy, with respect to the payment of principal of or interest on the Bonds, is not valid and binding on the Insurer;

          (m) any court or governmental authority with jurisdiction to rule on the validity of the Policy shall announce, find or rule that the Policy is not valid and binding on the Insurer;

          (n) any default by the Insurer in making payment when, as and in the amounts required to be made pursuant to the express terms and provisions of any other municipal insurance policy or surety bond issued by the Insurer; or

          (o) Moody's or S&P shall withdraw or suspend its respective long-term rating of the Bonds or shall reduce such rating to less than "Aa3" and "AA-" (or the then current equivalent thereof), as the case may be.

     Upon the occurrence of an Event of Default as specified in clause (l) or
(m) above, AIG-LC's obligation to purchase bonds under the Standby Agreement will be immediately suspended without notice or demand and thereafter AIG-LC shall be under no obligation to purchase hereunder until the Available Commitment is reinstated as described below. Promptly upon AIG-LC's obtaining knowledge of any such Event of Default, AIG-LC will notify the Issuer, the Tender Agent, the Trustee and the Remarketing Agent of such suspension in writing; provided, that AIG-LC shall incur no liability or responsibility whatsoever by reason of its failure to give such notice and such failure shall in no way affect the suspension of AIG-LC's obligations under the Standby Agreement. If a court with jurisdiction to rule on the validity of the Policy shall thereafter enter a final, nonappealable judgment that the Policy is not valid and binding on the Insurer then the Available Commitment and AIG-LC's obligation to purchase Bonds under the Standby Agreement will immediately terminate without notice or demand. If a court with jurisdiction to rule on the validity of the Policy shall find or rule that Policy is valid and binding on the Insurer, then AIG-LC's obligation to purchase Bonds under the Standby Agreement will thereupon be reinstated (unless the Purchase Period shall otherwise have been terminated or suspended as provided in the Standby Agreement). Notwithstanding the foregoing, if three years after the effective date of suspension of AIG-LC's obligation to purchase Bonds under the Standby Agreement litigation is still pending and a final, nonappealable judgment regarding the validity of the Policy has not been entered by a court with jurisdiction to rule on the validity of the Policy, then the Available Commitment and AIG-LC's obligation to purchase Bonds under the Standby Agreement will, unless previously terminated pursuant to any other provision of this Agreement, at such time terminate without notice or demand.

     Upon the occurrence of an Event of Default as specified in clause (a), (k) or (n) above, the Available Commitment and the obligation of AIG-LC to purchase Bonds under the Standby Agreement will immediately terminate and expire without notice or demand. Promptly upon AIG-LC's obtaining knowledge of any such Event of Default, AIG-LC must give written notice of the same to the Issuer, the Tender Agent, the Trustee and the Remarketing Agent; provided that AIG-LC will incur no liability or responsibility whatsoever by reason of its failure to give such notice and such failure will in no way affect the termination of the Available Commitment and the obligation of AIG-LC to purchase Bonds.

     Upon the occurrence of an Event of Default as specified in clause (b), (c) or (o) above, AIG-LC may give written notice of such Event of Default to the Issuer, the Tender Agent, the Trustee and the Remarketing Agent specifying a date on which its obligations to purchase Bonds thereunder will terminate, which may not be less than 30 days after the receipt of such notice. The Available Commitment and the obligation of
AIG-LC to purchase Bonds under the Standby Agreement will terminate on the date so specified in such written notice from AIG-LC. Prior to such date of termination, the Bonds will be subject to mandatory tender (regardless of whether the Event of Default is cured prior to such date) as set forth in the Official Statement. The giving of such notice by AIG-LC will not affect the obligation of AIG-LC to purchase Bonds prior to close of business on the date on which such obligation terminates.

     Upon the occurrence of any Event of Default specified above, AIG-LC will have all remedies provided at law or equity, including without limitation, specific performance, and remedies may be pursued in any order determined by AIG-LC; provided, however, that AIG-LC will not have the right to terminate the Available Commitment and its obligation to purchase Bonds except as provided in the three preceding paragraphs.

                                                                      APPENDIX A

                                 DEFINED TERMS

     Terms not otherwise defined in this Prospectus Supplement shall have the meaning set forth below:

     "Available Interest Commitment" initially means $1,438,356.10 (an amount equal to 35 days' interest on the Bonds, assuming the Bonds bore interest at the rate of 15% per annum (computed in accordance with the Indenture) and thereafter means said amount adjusted from time to time as follows: (a) downward by an amount that bears the same proportion to such initial amount as the amount of any reduction in the Available Principal Commitment pursuant to the definition of "Available Principal Commitment" bears to the initial Available Principal Commitment; and (b) upward by an amount that bears the same proportion to such initial amount as the amount of any increase in the Available Principal Commitment bears to the initial Available Principal Commitment.

     "Available Principal Commitment" initially means $100,000,000 and thereafter means said amount adjusted from time to time as follows: (a) downward by the amount of any reduction of the Available Principal Commitment pursuant to Bonds redeemed, paid or with respect to which provision for the payment thereof has been made pursuant to the Indenture; (b) downward by the principal amount of any Bonds purchased with moneys made available to the Tender Agent by AIG-LC pursuant to the Standby Agreement; (c) upward by the principal amount of any Bonds purchased with moneys made available to the Tender Agent by AIG-LC pursuant to the Standby Agreement which are sold by a Purchased Bondholder through the Remarketing Agent pursuant to or as contemplated by the Standby Agreement or which a Purchased Bondholder elects to retain pursuant to the Standby Agreement following notice of a successful remarketing thereof by the Remarketing Agent; and (d) downward at the times and to the extent provided in the Standby Agreement described under "STANDBY AGREEMENT -- Events of Default; Termination of Standby Agreement by AIG-LC". Any adjustments pursuant to clauses
(a), (b), (c) and (d) above shall occur simultaneously with the event requiring such adjustments.

     "Base Rate" shall mean the Prime Rate.

     "Bond Documents" means the Indenture, the Standby Agreement, the Remarketing Agreement, the Tender Agency Agreement and the Policy.

     "Business Day" means a day (i) other than a day on which banks located in the City of New York, New York or the cities in which the principal office of the Trustee, the Paying Agent, the Tender Agent, the Remarketing Agent or the Standby Purchaser are located, are required or authorized by law or executive order to close, and (ii) on which the New York Stock Exchange is not closed.

     "Event of Default" means an event as described herein under "STANDBY AGREEMENT -- Events of Default; Termination of Standby Agreement by AIG-LC."

     "Favorable Opinion of Bond Counsel" shall mean one or more opinions of nationally recognized bond counsel, addressed to the parties indicated in the Indenture, to the effect that the action proposed to be taken is authorized or permitted by the Indenture and the Issuer's enabling legislation and will not adversely affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation under Section 103 of the Internal Revenue Code of 1986, as amended.

     "Insurer Event of Insolvency" shall mean the occurrence and continuance of one or more of the following events: (a) the issuance, under the laws of the state of incorporation or formation of the Insurer, of an order for relief, rehabilitation, reorganization, conservation, liquidation or dissolution of the Insurer; (b) the commencement by the Insurer of a voluntary case or other proceeding seeking an order for relief, liquidation, rehabilitation, conservation, reorganization or dissolution with respect to itself or its debts under the laws of the state of incorporation or formation of the Insurer or any bankruptcy, insolvency or other similar law now or hereafter in effect including, without limitation, the appointment of a trustee, receiver, liquidator, custodian or other similar official for itself or any substantial part of its property; (c) the consent of the Insurer to any relief referred to in the preceding clause (b) in an involuntary case or other proceeding commenced against it;

(d) the making by the Insurer of an assignment for the benefit of creditors; (e) the failure of the Insurer to generally pay its debts or claims as they become due; or (f) the initiation by the Insurer of any actions to authorize any of the foregoing.

     "Maximum Rate" means 15% per annum.

     "Prime Rate" means the rate per annum announced by           from time to
time at its principal office as its prime lending rate for unsecured commercial loans within the United States (which rate is calculated on a 365-day year basis), any change in such rate to be effective on the effective date of any change in such prime lending rate.

     "Purchase Date" means a Business Day during the Purchase Period on which the Purchaser purchases Bonds pursuant to the Standby Agreement.

     "Purchase Period" has the meaning set forth under "STANDBY
AGREEMENT -- Available Commitment; Purchase Period."

     "Purchase Price" means, with respect to the Bonds or portions thereof to be purchased on any Purchase Date, the aggregate principal amount thereof plus interest accrued and unpaid thereon to such date.

     "Purchased Bond" means each Bond purchased by the Tender Agent under the Indenture with funds provided by the Purchaser hereunder until the remarketing of such Bond pursuant to the Standby Agreement or the effective date of an election by the Purchased Bondholder that owns such Bond to retain such Bond in accordance with the Standby Agreement following notice of a successful remarketing thereof.

     "Purchased Bondholder" means the Purchaser (but only in its capacity as owner of Purchased Bonds pursuant to the Standby Agreement) and any other Person that has purchased Purchased Bonds from the Purchaser or from another Purchased Bondholder pursuant to the Standby Agreement so long as such Bonds are owned by the Purchaser or by such Person and such Bonds are Purchased Bonds.

     "Purchased Bonds Day" means any day on which, at 4:00 p.m., New York time, any Bond is a Purchased Bond.

     "Purchased Bonds Rate" means the Base Rate; provided, however, that upon the first to occur of (i) an Event of Default, (ii) the date on which the aggregate amount of Purchased Bonds Days since the effective date of the Standby Agreement equals 60 and (iii) the end of the Purchase Period if any Bond is then a Purchased Bond, the Purchased Bonds Rate shall be equal to the Base Rate plus 2% for any period thereafter; and provided further, however, that at no time shall the Purchased Bonds Rate exceed the Maximum Rate or be less than the then applicable rate of interest on the Bonds, if any, that are not Purchased Bonds.

     The rate set forth in the immediately preceding paragraph, without giving effect to the reference therein to this paragraph or to the last proviso therein limiting the Purchased Bonds Rate to the Maximum Rate, is referred to as the "Section 3.01(a) Rate". The amount of interest, if any, that would accrue on the Bonds at the Section 3.01(a) Rate on any date but which does not so accrue due to such limitation of the Purchased Bonds Rate to the Maximum Rate shall constitute "Excess Bond Interest." As of any date, the cumulative Excess Bond Interest, if any, on all days since the effective date hereof, reduced as set forth in the next sentence, shall constitute the "Excess Bond Interest Amount". If there is any Excess Bond Interest Amount on any date when the Section 3.01(a) Rate is less than the Maximum Rate, the Purchased Bonds Rate for such date shall be the Maximum Rate rather than the Section 3.01(a) Rate and the Excess Bond Interest Amount shall be reduced on such date by the excess of the amount of interest accrued on such date at the Maximum Rate over the amount of interest that would have accrued on such date at the Section 3.01(a) Rate; provided, however, that if the accrual of interest on Purchased Bonds at the Maximum Rate on any date would result in a reduction of the Excess Bond Interest Amount to a negative number, such Purchased Bonds shall accrue interest on such date at such lesser rate as shall result in the reduction of the Excess Bond Interest Amount on such date to zero.

     "Weekly Interest Rate" means a variable interest rate established weekly in accordance with the Indenture.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AIG LIQUIDITY CORP. OR AMERICAN INTERNATIONAL GROUP, INC. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
PROSPECTUS SUPPLEMENT
INTRODUCTION..........................  S-1
PLAN OF DISTRIBUTION..................  S-1
THE BONDS.............................  S-1
STANDBY AGREEMENT.....................  S-2
APPENDIX A............................  A-1

PROSPECTUS
AVAILABLE INFORMATION.................    2
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................    2
DESCRIPTION OF THE OBLIGATIONS........    3
AIG LIQUIDITY CORP. ..................    6
AMERICAN INTERNATIONAL GROUP, INC. ...    6
USE OF PROCEEDS.......................    7
PLAN OF DISTRIBUTION..................    7
VALIDITY OF OBLIGATIONS...............    7
EXPERTS...............................    7

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 $100,000,000
                            (subject to reduction)

                        Available Principal Commitment
                                     and

                                $1,438,356.10
                            (subject to reduction)

                        Available Interest Commitment
                              LIQUIDITY FACILITY
                                 OBLIGATIONS

                                      OF

                             AIG LIQUIDITY CORP.

                                     AND

                            GUARANTEE OBLIGATIONS

                                      OF

                            AMERICAN INTERNATIONAL
                                 GROUP, INC.

                         in support of the payment of
                          Purchase Price of tendered
                              [Municipal Issuer
                                Revenue Bonds]

                     -----------------------------------
                            PROSPECTUS SUPPLEMENT
                     ------------------------------------

                          dated                 , 1995

                             [Remarketing Agent]
                              Remarketing Agent

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                    DESCRIPTION                                     PAGE
- ------    ----------------------------------------------------------------------------    ----
 *4.1     Form of Standby Bond Purchase Agreement to be entered into by AIG-LC
  4.2     Form of Specific Guarantee of American International Group, Inc.
  4.3     Form of General Guarantee of American International Group, Inc.
 *5.1     Opinion of Mudge Rose Guthrie Alexander & Ferdon with respect to the
          Liquidity Facility Obligations
 *5.2     Opinion of Kathleen E. Shannon, Esq. with respect to the Guarantee
          Obligations
*10       Form of Letter Agreement to be entered into by AIG-LC and AIG relating to a
          Standby Bond Purchase Agreement
 12       Computation of ratio of earnings to fixed charges (filed as exhibit to
          Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference)
 23.1     Consent of Coopers & Lybrand, independent accountants
*23.2     Consent of Mudge Rose Guthrie Alexander & Ferdon (included in Exhibit 5.1)
*23.3     Consent of Kathleen E. Shannon, Esq. (included in Exhibit 5.2)
 24.1     Power of Attorney for American International Group, Inc. (included on the signature page hereof)
 28       Information from reports furnished to state insurance regulatory authorities
          (filed as exhibit to Annual Report on Form 10-K for the year ended December
          31, 1993 and incorporated herein by reference)


- ---------------

     * Previously filed.